Exhibit 99.(e)(1)(C)

SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated the 29th day of December, 2023, by and between the American Beacon Funds and the American Beacon Select Funds, with their principal office and place of business at 220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039 (the “Client”), and Resolute Investment Distributors, Inc., a Delaware corporation with its principal office and place of business at 220 E. Las Colinas Boulevard, Suite 1200, Irving, Texas 75039 (“Resolute”) is entered into as of October 21, 2024, 2024 (the “Effective Date”).

WHEREAS, the parties wish to amend the Agreement as set forth below:

I.	Amendments:

a.	Effective October 21, 2024, Schedule 1 is hereby incorporated into the Agreement, as amended, on behalf of each Fund of a Trust listed on Schedule 1 hereto, as may be amended from time to time (each, a “Fund”), and supersedes any prior Schedule 1 to the Agreement:

i.	Add the American Beacon Ninety One Emerging Markets Equity Fund;
ii.	Add the American Beacon Ninety One Global Franchise Fund; and
iii.	Add the American Beacon International Franchise Fund

Schedule 1 is hereby incorporated into the Agreement, as amended, on behalf of each Fund of a Trust listed on Schedule 1 hereto, as may be amended from time to time (each, a “Fund”), and supersedes any prior Schedule 1 to the Agreement.

b.	Effective October 21, 2024, Schedule 2 is hereby amended to delete and replace the Authorized Persons table in Schedule 2.1 with the following:

Name	Title
Gregory J. Stumm	President
Melinda G. Heika	Vice President
Rosemary K. Behan	Vice President, Chief Legal Officer and Secretary
Christina E. Sears	Chief Compliance Officer and Assistant Secretary

Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AMERICAN BEACON FUNDS		RESOLUTE INVESTMENT DISTRIBUTORS, INC.
AMERICAN BEACON SELECT FUNDS

By:	/s/ Paul B. Cavazos	By:	/s/ Gregory J. Stumm
	Paul B. Cavazos		Gregory J. Stumm
	Vice President		President & CEO

DISTRIBUTION AGREEMENT

Amended and Restated Schedule 1

Funds and Classes of the Client

As of October 16, 2024

Funds	Classes
American Beacon Funds
AHL Managed Futures Strategy Fund	R5, Investor, A, C, Y
AHL Multi-Alternatives Fund	Y, A, C, R6
AHL TargetRisk Fund	R5, Investor, A, C, Y
ARK Transformational Innovation Fund	R5, Investor, A, C, Y, R6
Balanced Fund	R5, Investor, Advisor, A, C, Y
Developing World Income Fund	R5, Investor, A, C, Y
EAM International Small Cap Fund	R5, Investor, Y
FEAC Floating Rate Income Fund	R5, Investor, A, C, Y, SP
Garcia Hamilton Quality Bond Fund	R5, Investor, Y, R6
International Equity Fund	R5, Investor, Advisor, A, C, Y, R6
Large Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
Man Large Cap Growth Fund	R5, Investor, A, C, Y, R6
Man Large Cap Value Fund	R5, Investor, A, C, Y, R6
Ninety One Emerging Markets Equity Fund	R5, Y, R6
Ninety One Global Franchise Fund	R5, Y, R6
Ninety One International Franchise Fund	R5, Y, R6
NIS Core Plus Bond Fund	A, C, Y, R6
Shapiro Equity Opportunities Fund	R5, Investor, A, C, Y
Shapiro SMID Cap Equity Fund	R5, Investor, A, C, Y, R6
SiM High Yield Opportunities Fund	R5, Investor, A, C, Y
Small Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
SSI Alternative Income Fund	R5, Investor, Y
Stephens Mid-Cap Growth Fund	R5, Investor, A, C, Y, R6
Stephens Small Cap Growth Fund	R5, Investor, A, C, Y, R6
The London Company Income Equity Fund	R5, Investor, A, C, Y, R6
TwentyFour Sustainable Short Term Bond Fund	A, C, Y, R6
TwentyFour Strategic Income Fund	R5, Investor, A, C, Y
American Beacon Select Funds
U.S. Gov’t. Money Market Select Fund	Select

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

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